EXHIBIT 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
GIBRALTAR INDUSTRIES, INC.
OFFER TO EXCHANGE
Up to $204,000,000 aggregate principal amount of its 8% Senior Subordinated Notes, Series B, due 2015
that have been registered under the Securities Act of 1933 for any and all of its outstanding 8% Senior Subordinated Notes due 2010
Pursuant to the Prospectus dated July [       ●       ], 2006
      This Notice of Guaranteed Delivery or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the outstanding 8% Senior Subordinated Notes Due 2015 (the “Original Notes”) are not immediately available, (ii) the Original Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on [ ●  ], 2006, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery or one substantially equivalent to this form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.
The Exchange Offer will expire at 5:00 p.m., New York City time, on [         ●         ], 2006 unless extended (the “Expiration Date”). Withdrawal rights for acceptances of the Exchange Offer will expire at that time, unless the Expiration Date is extended.
The Exchange Agent for the Exchange Offer is:
The Bank of New York Trust Company, N.A.

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:

The Bank of New York Trust Company, N.A.	The Bank of New York Trust Company, N.A.	The Bank of New York Trust Company, N.A.
c/o Bank of New York	c/o Bank of New York	c/o Bank of New York
101 Barclay Street – 7 East	(212) 298-1915	101 Barclay Street – 7 East
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
Reorganization Section	Reorganization Section	Reorganization Section
New York, New York 10286	Attn: Carolle Montreuil	New York, New York 10286
Attn: Carolle Montreuil		Attn: Carolle Montreuil
Confirm by Telephone:
(212) 815-3750
For Information Telephone:
(212) 815-3750
      Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a fax number, other than as listed above, will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to Gibraltar Industries, Inc., Air Vent Inc., Alabama Metal Industries Corporation, Appleton Supply Company, Inc., 3073819 Nova Scotia Company, Former Leasing Liquidating LLC, Former Heat Treat Liquidating Corp., BC Liquidating Corp., Gibraltar of Nevada, Inc., Cleveland Pickling, Inc., Construction Metals, LLC, Diamond Perforated Metals, Inc., Gator Grate, Inc., Gibraltar International, Inc., Gibraltar Steel Corporation of New York, Gibraltar Strip Steel, Inc., GSCNY Corp., Gibraltar of Michigan, Inc., Gibraltar of Indiana, Inc., HT Liquidating Corp., International Grating, Inc., K&W Fabricators, LLC, Gibraltar of Pennsylvania, Inc., SCM Metal Products, Inc., Sea Safe, Inc., Solar Group, Inc., Solar of Michigan, Inc., Southeastern Metals Manufacturing Company, Inc., United Steel Products Company, Inc., and Wm. R. Hubbell Steel Corporation (the “Issuers”) upon the terms and subject to the conditions set forth in the Prospectus dated July [    ●  ], 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name(s) and Address(es) of	Certificate Number(s)	Principal Amount
Registered Holder(s)	(if Available)	Tendered*

Total:

* Tenders of Original Notes will be accepted only in integral multiples of $1,000.
☐ Check here if tendered Original Notes will be delivered by book-entry transfer and complete the following:
The Depository Trust Company Account Number:

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

PLEASE COMPLETE AND SIGN BELOW
Signature(s):

      Must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Original Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit proper evidence satisfactory to the Issuers of the signatory’s authority to so act.

Dated:
Name(s):

(Please Print)
Capacity:

Address:

Telephone Number with Area Code:

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at its address set forth herein the Original Notes tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with one or more properly completed and duly executed Letter(s) of Transmittal or facsimiles thereof (or a properly transmitted Agent’s Message in the case of a tender through DTC’s Automated Tender Offer Program (“ATOP”)), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or facsimile thereof (or a properly transmitted Agent’s Message in the case of tender through ATOP) and the Original Notes tendered hereby to the Exchange Agent (or a properly transmitted confirmation of book-entry transfer in the case of a book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC) within the time period set forth above and failure to do so could result in a financial loss to the undersigned.

Name of Institution	Authorized Signature

Address Line 1	Title

Address Line 2

Area Code and Telephone Number	Date
      Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.